EXHIBIT 23.2




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 31, 1997 (except with respect to the matter discussed in Note 15, as to which the date is March 17, 1997) on the financial statements of Basis Petroleum, Inc. and subsidiaries included in Valero Refining and Marketing Company's Registration Statement on form S-1 dated May 13, 1997 (Registration Statement No. 333-27013), and to all references to our firm included in this Registration Statement.



                                   /s/ Arthur Andersen LLP


Houston, Texas
July 18, 1997